Exhibit 3.1

AMENDED AND RESTATED BY-LAWS
OF
IKONICS CORPORATION

ARTICLE I

Offices, Corporate Seal

Section 1. Offices. The registered office of the corporation shall be 4832 Grand Avenue, Duluth, Minnesota 55807, and the corporation shall have offices at such other places as the Board of Directors shall from time to time determine.

Section 2. Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

ARTICLE II

Meeting of Shareholders

Section 1. Annual Meeting. An Annual Meeting of the shareholders of the corporation entitled to vote shall be held at such place in the City of Duluth, or in such other city within or without the State of Minnesota as is designated by the Board of Directors, as such time and on such day during the month of April of each year (other than a Saturday, Sunday or holiday), as shall be determined by the Board of Directors of the corporation. At the Annual Meeting, the shareholders, voting as provided in the Articles of Incorporation, shall elect the Board of Directors and shall transact such other business as may properly come before the meeting.

Section 2. Quorum. The holders of a majority of shares outstanding and entitled to vote for the election of Directors at said meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business. In case a quorum is not present at the Annual Meeting, those present may adjourn to such day as they shall agree upon. A notice of such adjournment shall be mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting, but if a quorum be present, they may adjourn from day to day as they see fit and no notice need be given. At such adjourned meetings at which the required amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 3. Special Meetings. Special meetings of the shareholders shall be called by the Secretary at any time upon request of the Chairman, President, a Vice President, a majority of the Board of Directors, or upon request by shareholders holding ten percent (10%) or more of the capital stock entitled to vote.

Section 4. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one vote for each share having voting power, standing in his name on the books of the corporation. Upon the demand of any shareholder, the vote for Directors, or the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a majority vote of the shares entitled to vote and represented at any meeting at which there is a quorum, except in such cases as shall otherwise be required or permitted by statute, the Articles of Incorporation, or these Amended and Restated By-Laws (the “By-Laws”).

Section 5. Notice of Meetings. There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record voting shares, at his address as shown by the books of the corporation, a notice setting out the time and place of the annual meeting or any special meeting, which notice shall be mailed at least ten (10) days prior thereto. Every notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to purposes stated in the call. Any shareholder who does not receive notice of the type specified above of an annual or special meeting shall, by his attendance at and participation in the action taken at any such meeting, be deemed to have waived notice thereof.

Section 6. Closing of Books. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against transfer of sharers during the whole or any part of such period.

Section 7. Advance Notice of Shareholder Proposals.

(a) The business conducted at a special meeting of shareholders is limited to the purposes stated in the notice of the special meeting. Only such business may be conducted at an annual meeting of shareholders as is appropriate for consideration at the meeting and as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder who complies with the procedures set forth in this Section 7 and (y) was a shareholder at the time of giving of notice provided by this Section 7 and at the time of the annual meeting and (z) is entitled to vote at the annual meeting. This Section 7 shall be the exclusive means for a shareholder to submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the corporation’s proxy statement before an annual meeting.

(b) For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be must be submitted to the secretary of the corporation not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, notice by a shareholder is timely only if so received not less than 90 days before the annual meeting or, if later, within 10 days after the first public announcement of the date of the annual meeting. Except to the extent otherwise required by law, the adjournment of an annual meeting will not commence a new time period for the giving of a shareholder’s notice as required above. Notice shall only be deemed to have been submitted on the date on which all of the following written information has been received by the corporation:

(i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(ii) appropriate evidence that the person submitting the proposal is a shareholder of the corporation;

(iii) a description of all securities of the corporation, or other securities or contracts with a value derived in whole or in part from the value of any securities of the corporation, held or beneficially owned by the shareholder or to which the shareholder is a party;

(iv) any material interest of the shareholder in such business; and

(v) a representation that the shareholder will appear at the meeting to make the proposal.

(c) For purposes of this Section 7, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, The Wall Street Journal, or comparable national news service, (ii) when contained in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, or (iii) when given as the notice of the meeting pursuant to Section 5.

(d) Notwithstanding the foregoing provisions of this Section 7, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 7(a) of these By-Laws. Nothing in these By-Laws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

Directors

Section 1. General Powers. The business and property of the corporation shall be managed by a Board of Directors of not less than five or more than nine Directors who shall be elected by the stockholders.

Section 2. Quorum. A quorum for the transaction of business at any regular or special meeting of the Directors shall consist of 50% of the then existing Board if the number of Directors are even in number and shall consist of a majority of the then existing members of the Board if the Board of Directors consists of an odd number of Directors.

Section 3. First Meeting. As soon as practicable after each annual election of Directors, the Board of Directors shall meet for the purposes of organizing and choosing the officers of the corporation and for the transaction of other business at the place where the shareholders’ meeting is held or at the place where regular meetings of the Board of Directors are held. No notice of such meeting need be given. Such first meeting of the Board of Directors may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings or in consent and waive of notice signed by all the Directors.

Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time at such time and place as may from time to time be fixed by resolution adopted by a majority of the whole Board of Directors. No notice need be given of any regular meeting.

Section 5. Special Meetings. Special meetings of the Board of Directors may be held at such time and place as may from time to time be designated in the notice or the waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board, President or by any two (2) Directors. Notice of such special meeting shall be given by the Secretary, who shall give at least four (4) days’ notice thereof to each Director if notice is given by mail or at least twenty-four (24) hours’ notice thereof to each Director if notice is given by telephone, telegraph, or in person, provided that no notice of any meeting need be given to any Director while he is in the Armed Forces of the United States. Each notice thereof may be waived either before, at, or after such meeting in writing, provided that a quorum be present at the meeting. Each Director, by his attendance and participation in the action taken at any Directors’ meeting, shall be deemed to have waived notice of such meeting.

Section 6. Participation by Conference Telephone. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear or communicate with each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting. The place of the meeting shall be deemed to be the place of origination of the conference telephone call or similar communications equipment.

Section 7. Chairman. The Directors of the corporation shall elect a Chairman from within their number who shall chair all meetings of the Directors, shall act as an advisor to the President of the corporation with respect to matters of policy and shall regularly consult with the President relative to executive decisions to be made by the President. The compensation of the Chairman of the Board shall be determined from time to time by resolution of the Board of Directors and upon the basis determined by the Board of Directors. In the event of the absence or disability of the President, the Chairman shall succeed to his powers in a pro-tem capacity until the office shall be filled by the Board of Directors.

Section 8. Compensation. Directors and members of any committee of the corporation contemplated by these By-Laws or otherwise provided for by resolution of the Board of Directors, who are not salaried officers of the corporation, shall receive such fixed sum for meetings attended, or such annual sum as shall be determined from time to time by resolution of the Board of Directors. All Directors and members of any such committee shall receive their expenses, if any, or attendance at meetings of the Board of Directors, or such committee. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 9. Executive Committee. The Board of Directors may designate, by a majority of the Directors present at a meeting at which a quorum is present, two or more of their number to constitute an Executive Committee which shall have and exercise the authority of the Board of Directors in the management of the corporation to the extent set forth in the resolution creating such Executive Committee. Such Executive Committee shall act only in the interval between meetings of the Board of Directors and shall be subject at all times to the control and direction of the Board of Directors.

Section 10. Audit Committee. The Directors may, by resolution, appoint members of the Board, who are independent of management and who are free of any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment, as an Audit Committee with such powers and duties as the Board of Directors may deem appropriate.

Section 11. Compensation Committee. The Directors may, by resolution, appoint members of the Board, who are independent of management and who are free of any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment, as a Compensation Committee with such powers and duties as the Board of Directors may deem appropriate.

Section 12. Vacancies. If any vacancies exist on the Board of Directors by reason of death, resignation or otherwise, the remaining Directors shall have authority to fill any such vacancies. A majority of the remaining Directors shall constitute a quorum for filling such vacancies.

ARTICLE IV

Officers

Section 1. Designation. The officers of the corporation shall consist of the Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers and agents as may from to time be chosen. Any two (2) offices, except those of President and Secretary, may be held by one (1) person.

Section 2. Election and Term of Office. At the first meeting of the Board of Directors, the Board shall elect from their number a Chairman and a President and shall, from within or without their number, elect one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as may be deemed advisable. Such officers shall hold office until the next first meeting or until their successors are elected and qualify; provided however, that any officer may be removed with or without cause by the affirmative vote of a majority of the whole Board of Directors.

Section 3. Duties. The President shall be the chief executive and chief operating officer of the corporation and shall preside at all meetings of the shareholders. The President shall have such other duties as may be prescribed from time to time by the Board of Directors and by the statutes and laws of the State of Minnesota.

Each Vice President shall have such powers and shall perform such duties as may be prescribed by the Board of Directors. The Secretary shall be secretary of and shall attend all meetings of the shareholders and the Board of Directors. He shall act as Clerk thereof and shall record all the proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of shareholders and Directors. He shall keep the seal of the corporation and shall affix the same to any instrument requiring it and shall attest the seal by his signature. He shall, with the President or any Vice President, sign all certificates for shares of the corporation and affix the corporate seal thereto, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

The Treasurer shall keep accurate accounts of all moneys of the corporation received or disbursed. He shall deposit all moneys, drafts and checks in the name of and to the credit of the corporation in such banks and depositaries as a majority of the whole Board of Directors shall designate from time to time. He shall have power to endorse for deposit all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation as ordered by the Board of Directors, taking proper vouchers therefor. He shall render to the President and Directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation and shall perform such duties as may be prescribed by the Board of Directors from time to time.

Section 4. Vacancies. If there be a vacancy in the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled, for the unexpired term, by the Board of Directors.

ARTICLE V

Indemnification of Directors, Officers, Employees and Agents

Section 1. Indemnification. The full extent permitted by Minnesota Statutes, Section 301.095, as amended from time to time, or by other provisions of law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a Director, officer, employee or agent of the corporation or by reason of the fact that such person is or as serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, however, that the indemnification with respect to a person who is or was serving as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall apply only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this section shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 2. Advance Payments. To the full extent permitted by Minnesota Statutes, Section 301.095, as amended from time to time, or by other provisions of law, the corporation may pay in advance of final disposition expenses incurred in actions, suits and proceedings specified in Section 1 above.

Section 3. Insurance. To the full extent permitted by Minnesota Statutes, Section 301.095, as amended from time to time, or by other provisions of law, the corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person in such capacity.

ARTICLE VI

Shares and Their Transfer

Section 1. Certificated and Uncertificated Shares. The shares of the corporation shall be either certificated shares or uncertificated shares. The corporation may determine that some or all of any or all classes and series of the shares of the corporation will be uncertificated shares. Any such determination shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Each holder of duly issued certificated shares is entitled to a certificate of shares that certifies the number and class of shares of stock of the corporation owned by him. The certificates for certificated shares of the respective classes of stock of the corporation shall be numbered in the order in which they shall be signed in the name of the corporation by the Chairman of the Board of Directors, the President, or any Vice President, and by the Secretary, as prescribed by the Board of Directors. A record shall be kept of the name of the person, firm or corporation owning the stock of the corporation, the number and class of shares owned by each person, firm or corporation, and in the case of cancellation of shares of stock of the corporation, the respective dates of cancellation. Every certificate surrendered to the corporation or the corporation’s transfer agent for exchange or transfer shall be cancelled, and no new certificate or certificates or evidence of uncertificated shares shall be issued in exchange for any existing certificates until such existing certificate shall have been so cancelled and except in cases provided for in Section 4 of this Article VI.

Section 2. Issuance of Shares. The Board of Directors is authorized and directed to issue shares of the corporation to the full amount authorized by the Articles of Incorporation in such amounts and at such times as may be determined by the Board and as may be permitted by law.

Section 3. Transfer of Shares. Transfer of shares of certificated stock shall be made on the books of the corporation upon surrender for cancellation of the certificate or certificates for such shares by the person named in the certificate or by his attorney thereunto authorized by Power of Attorney duly executed and filed with the corporation or the corporation’s transfer agent. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares or his attorney thereunto authorized by Power of Attorney duly executed and filed with the corporation or the corporation’s transfer agent, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded on the books and records of the corporation. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the Secretary of the corporation or to the corporation’s transfer agent, shall be so expressed in the entry of transfer. The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the corporation and to effect transfers of shares.

Section 4. Lost Certificates. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board but not exceeding double the value of the stock represented by such certificate, to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate or evidence of uncertificated shares may be issued for the same number of shares as represented by the certificate alleged to have been destroyed or lost.

ARTICLE VII

Amendments of By-Laws

These By-Laws may be amended or altered by the vote of a majority of the whole Board of Directors at any meeting, provided that a notice of such proposed amendment shall be given in the notice given to the Directors of such meeting. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such By-Laws by a majority vote of the shareholders present and represented at any annual meeting or at any special meeting called for such purpose. No provision of the By-Laws changed, amended or repealed by the shareholders shall thereafter be restored to its prior form or to substantially its prior form or be readopted by the Board of Directors except and until the proposed restoration or re-adoption thereof shall have been approved by the shareholders by a majority vote of the shareholders present or represented at any annual meeting or at any special meeting called for that purpose.

ARTICLE VIII

Exclusive Forum

Unless the corporation consents in writing to the selection of an alternative forum, (a) the sole and exclusive forum for (i) any derivative action or proceeding by or in the right of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee or committee member of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee or committee member of the corporation arising pursuant to any provision of the Minnesota Business Corporation Act or the corporation’s Articles of Incorporation or By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against the corporation or any director or officer or other employee or committee member of the corporation governed by the internal affairs doctrine shall be a state or federal court located within the State of Minnesota, and (b) the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 against the corporation or any director, officer, employee or agent of the corporation shall be the federal district courts of the United States of America located within the State of Minnesota.